MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q1 2022 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: MAY 05, 2022 / 1:00PM GMT

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

PRESENTATION

Operator

Good day, and thank you for standing by. Welcome to the first quarter 2022 Sturm, Ruger Earnings Conference Call. (Operator Instructions)

I would now like to hand the conference over to your speaker today, Christopher Killoy, President and Chief Executive Officer. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company First Quarter 2022 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the first quarter 2022 financial results, and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2021, and of course, the Form 10-Q for the first quarter of 2022 which we filed just last night.

Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or the SEC website at sec.gov. We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

10-K for the year ended December 31, 2021, and our Form 10-Q for the first quarter of 2022, both of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's first quarter 2022 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For the first quarter of 2022, net sales were $166.6 million and diluted earnings were $1.70 per share. For the corresponding period in 2021, net sales were $184.4 million and diluted earnings were $2.16 per share. The 10% reduction in sales from last year reflects decreased consumer demand for firearms from the unprecedented levels of the surge that began early in 2020 and remained throughout the first quarter of 2021. In fact, sales in the first quarter of 2021 were the second highest in the history of the company, outpaced only by the second quarter of 2021.

Our profitability declined in the first quarter of 2022 from the first quarter of 2021. Gross margin decreased from 39.4% to 34.9%, and operating profit margin decreased from 28.2% to 23.2%. The lower margins resulted from the unfavorable deleveraging of fixed costs, resulting from the decreased sales and production plus inflationary cost increases in materials, commodities, services, energy, fuel and transportation, partly offset by increased pricing.

On April 2, 2022, our cash and short-term investments totaled $212 million. We invest available cash in United States Treasury instruments, which mature within 1 year. Our current ratio was 5.1:1 and we had no debt. Our robust debt-free balance sheet provides versatility and strength as we explore and consider opportunities that may emerge in 2022 and beyond.

At April 2, 2022, stockholders' equity was $378 million, which equates to a book value of $21.43 per share, of which $12 per share was cash and short-term investments. During the first quarter of 2022, we generated $19 million of cash from operations. We reinvested $11 million of that back into the company in the form of capital expenditures. We estimate that 2022 capital expenditures will be approximately $25 million, predominantly related to new product development and to upgrade and modernize manufacturing equipment and facilities.

In the first quarter of 2022, we returned $15 million to our shareholders through the payment of dividends. Our Board of Directors declared a $0.68 per share quarterly dividend for shareholders of record as of May 16, 2022, payable on May 31, 2022. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter. That's the financial update for the quarter.

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. As overall consumer demand subsided during the first quarter of 2022, our finished goods inventory increased 29,800 units, and the distributor inventories of the company's products increased 80,400 units. While channel inventory of several of our product families has largely been replenished over the past few quarters, inventory of many of our product families remains lower than desired.

We continue to focus on our production mix and prioritize the product families that remain in strong demand and have often been undersupplied in the marketplace. These include the American centerfire rifles, the 10/22 Rimfire rifles, the Ruger Precision Rifles, the Pistol Caliber Carbines, LCRs, SR1911s, our single-action and double-action revolver families and of course, our Marlin 1895 lever-action rifles.

Our operations and logistics folks have done a great job navigating the challenges brought about by tight labor markets, transportation issues and supply chain delays, which allowed for greater flexibility in our production mix and mitigated the adverse impacts of these challenges.

We will continue to be responsive and proactive in our manufacturing approach, right down to the individual model to optimize the inventory mix of Ruger firearms in the distribution chain and allow for continued healthy replenishment of Ruger guns at the retail and distribution level.

Our new product development teams continue to design and create the firearms of the future, many of which are often recognized by the industry. Most recently, the Ruger Custom Shop, 10/22 Left-handed Competition Rifle was awarded the prestigious Golden Bullseye Award as the American Rifleman Rifle of the Year. We are excited to see the ongoing product -- progress of our Marlin product line. We continue to increase production volumes and look forward to reintroducing additional Ruger-made Marlin lever-action rifles throughout the year. We are really just scratching the surface of the value that Marlin products and the Marlin brand will bring to Ruger. We are looking forward to more Ruger and Marlin new product launches in 2022.

Sales of new products, including the PC Charger, the MAX-9 pistol, LCP MAX pistol and Marlin 1895 lever-action rifle represented $21.4 million or 13% of firearm sales in the first quarter of 2022. As a reminder, derivatives and product line extensions of mature product families are not included in our product sales calculation -- our new product sales calculation.

Several popular firearms that were considered new products in 2021 including the regular revolver, the Ruger-5.7 pistol and the LCP II in .22 LR rifle have now been in production for over 2 years and are no longer included in the new product sales for the first quarter of 2022. Those firearms continue to sell well for us. They are just no longer captured in our new product metric.

We will remain disciplined and committed to our strategy of pursuing manufacturing excellence and vigorously developing innovative and exciting new products. Those are the highlights for the first quarter

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

of 2022. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Our first question will come from the line of Ryan Meyers from Lake Street Capital.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First question for me. So when you look at the overall firearms market, do you think demand has kind of moderated and will sort of be operating at this steady level going through the rest of 2022 and into 2023?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Ryan. Well, you look at the first quarter mix, down just over 20%, and then you look at April mix, which I think came in down like 19.7% or just about 20% adjusted mix, that is. And so that's a fairly consistent trend. We can't predict the future, but certainly in the last couple of months, have shown that decline over those historic highs that we saw last year. So that's what we've seen so far and we saw it in April as well.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay, that makes sense. And then can you just unpack a little bit the delta between the ASPs on new orders and then the ASPs on units shipped during the quarter?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think the biggest thing on the new orders, you've got some new products that are in there. You've got -- if you look at the Marlin 1895s, for example, it's a fairly expensive gun. You've also got some things that have changed over time as far as what we shipped in the fourth quarter, and that's what was open order on Q1. We don't typically pay a lot of attention to that mix, what's on order, either ASP or the actual mix, just because we're focused more on what's selling from our distributors. We look at that on a, frankly, a weekly basis. And every 2 weeks, we moderate our production up or down, in particular, product families as best we can to meet that demand.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. No, that makes sense. So it's largely just based on kind of the product mix there as that kind of drove most of the ASP?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It is. Not anything significant.

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay, that sounds good. And then how are you guys thinking about price increases for the rest of this year?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we're keeping an open mind to it. Obviously, we've seen a lot of inflationary pressures, as Tom mentioned in his remarks, and some of our commodity prices are up significantly last year and then this first quarter. However, I should point out, we've taken 3 price increases over the last 18 months. Each of those was about 3% pretty much across the board, the exception being accessories were up a little higher than that. But so we've tried to get some of that back through pricing, remains to be seen based on the competitive market we see out there, whether we can do that going forward.

Operator

(Operator Instructions) Our next question will come from the line of Rommel Dionisio from Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

I wanted to ask about the product mix. I think Chris, you referenced some of the products that are some particularly strong for you with the new products but also your product mix that you're talking about. Are you guys seeing in the industry, now that the industry is sort of coming back to a more normalized level, that the categories that were pretty hot during the search like MSRs and high capacity pistols are starting to moderate? Or is that just a Ruger-specific thing that you guys are seeing some strength in those sort of non-MSR categories?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. I think there are some industry-wide trends. I mean, obviously, the hunting category for bolt actually rifles has stayed strong for Ruger. I think it's relatively strong for the industry. But you're right in terms of the -- where we've seen some moderation of demand, particularly in the MSR category and centerfire pistols. We are seeing some, I'll say, coming off the highs that we saw in the last couple of years. Those 2 categories was accelerated the most and they're probably the 2 categories that had decelerated the most as we've gone into 2022.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. And maybe just to follow up to the prior question on pricing. I wonder if I could just get your thoughts on the promotional environment and also the competitive promotional environment. Obviously, a lot of moving parts with the cost increases that you guys are facing. Obviously, you're not alone in that. And at the same time, industry demand is somewhat decelerating as you mentioned. And I just wonder what you guys are seeing from the competitive promotional front and how you want to respond to that.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

Yes, good point. I mean, we went through first quarter with fairly, almost minimal, promotional spend outside of our normal advertising campaigns and such. We did not have the deals that we had some years past. You've seen some of those programs that have been out there that are very detrimental to margins. We didn't participate in any of that in Q1 and haven't so far.

We are seeing the promotional environment heat up. We're seeing more and more discounting. We're seeing deals being cut by some of our competitors, some of which are published, some of which are not, and we're seeing more promotional rebates and things like that offered to the consumer to try to move product. But so far, we're not seeing the really heavy-duty discounting that is so detrimental to margins. But again, as we have in the summer months, we're just going to have to be mindful of that -- watching our competitors and seeing what plays out at the wholesale and retail level.

Operator

(Operator Instructions) Our next question will go from the line of Ryan Hamilton from Morgan Stanley (sic) Morgan Dempsey.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Morgan Dempsey. Could you walk us through the cadence of the quarter? I know sometimes, you touch as far as at the beginning of the quarter still pretty strong and then it tailed off, or was it kind of consistent through the whole quarter?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Ryan. I don't think it was a dramatic shift over the quarter. Some quarters, you do see things like that. We definitely don't comment on monthly numbers. But the -- I think it was fairly consistent throughout the quarter. This is a quarter that we saw things tapering off at the end of Q4 and last year. And then January was okay. We saw a slight decline and that's pretty much how we finished out the quarter. So there wasn't a big trend up or down in Q1 that we saw anyway.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

That's great. On the commodity front, is it more of a matter of paying more for your commodities or is it just lack of availability where you just can't get something?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, our supply chain teams have done a fantastic job doing a little go every nook and cranny in terms of suppliers to get what we need. And because of our broad mix of products, we can shift and pivot. If we struggle with stainless steel in a particular line, we can move over to alloy steel. But we're seeing some pretty heavy increases. Things like stainless steel, we're seeing as high as 7% increase from last year. Alloy steel up 15%, aluminum up 20%. So those are some pretty heavy hits when you look at commodity prices as well as things like freight costs and things of that nature. So we just have to keep watching it. But a shout out to our supply chain guys and gals. They've done a wonderful job keeping us stock and keeping the lines running.

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

That's great. (inaudible) in your workforce. Where are you at as far as headcount and where would you like to be?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We're just shy of about 1,900 people. We still got to help want them to sign up, particularly for engineers. We're trying to balance some of the lines and make sure that as a particular line slows down, we're moving the people over as best we can to take advantage of where we have increased demand. So we're fairly stable right now. But again, all 3 in the (inaudible) still have help want to [sign out for sell] team associates and certainly for engineers.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

All right. And then last one for me and I may have missed it here. On the lower line, are you at full production?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, not on our objective production. We're fairly close to hitting our current rates on a daily basis. Some days, we mean them. Some days we beat them. But we'll be suddenly ramping up that in production, particularly as we expand beyond the 1895 family. And in fact, we've got some exciting products in the 1895 family that you'll be seeing in the next couple of weeks, adding to the 1895 SBL.

And then after that, you'll start to see things like the 1894 and the Model 336. And once we get all of those models into the mix, that will get us to our target production levels.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

I got you. Yes, the early reviews have been fantastic, so keep up the good work, guys.

Operator

And I'm not showing any further speakers in the queue -- any further participants in the queue. I'd like to turn the call back over to Chris for any closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator. I hope you will all be able to join us at the virtual 2022 Annual Meeting on Wednesday, June 1. Hopefully, you all have had a chance to review our proxy statement and have voted your shares. If not, please be sure to do so as soon as possible.

Management's recommendations are detailed in the proxy statement and are pretty self-explanatory. However, I do want to mention proposal 4 specifically. Proposal 4 is another shareholder proposal on the same folks who requested the safety report in 2018. As you may recall, we spent an enormous amount of time on that report and explained in great detail all of the things we so proudly do to promote the safe and responsible use and ownership of firearms.

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MAY 05, 2022 / 1:00PM GMT, Q1 2022 Sturm Ruger & Company Inc Earnings Call

While these folks are not satisfied and now are seeking a so-called human rights impact assessment. As described in the opposition statement contained in our proxy, we do not believe that the proposal is necessary or appropriate, and that will only serve to harm the company to the detriment of our shareholders. Note that one only needs to hold $2,000 worth of stock for 1 year to submit a proposal. At about $70 per share, that's less than 30 shares of Ruger's stock. The proponents of the Ruger proposal are all members of the Interfaith Center on Corporate Responsibility, or ICCR. ICCR members purchase stocks for the sole purpose of advancing their own agenda.

In fact, as of February 16, ICCR members sponsored 436 proposals. I can assure you that these folks who own the bare minimum of our stock do not have the interest of Ruger's shareholders in mind when advancing their own anti-gun agenda. For all the reasons set forth in our opposition statement, which begins at Page 26 of the proxy statement, the Board has recommended that you vote against proposal 4.

In closing, I would like to thank you for your continued interest in Ruger. And especially, I would like to thank our loyal customers and almost 1,900 hard-working members of the Ruger team who design, manufacture and sell Ruger's reliable firearms every day in our American factories. Thank you very much.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.

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